Exhibit 3.1(n)(i)

                            ARTICLES OF INCORPORATION
                            --------------------------
                                       OF
                                       ---
                        DOLLAR FINANCIAL INSURANCE CORP.
                        ---------------------------------


               FIRST:    The name of the corporation is:
                         DOLLAR FINANCIAL INSURANCE CORP.

               SECOND:   The address of its registered office is:
                         (a)  1436 Lancaster Avenue
                         Berwyn, PA 19312
                         County of Chester

               THIRD:    The corporation is incorporated under the
     provisions of the Pennsylvania Business Corporation Law of 1988.

               FOURTH:   The total number of shares of stock which the
     corporation shall have authority to issue is:

               (a)  100 (One Hundred) shares of Common Stock, $.01 (One
                    Cent) par value.

               FIFTH:    The nature of the business or purposes to be
     conducted or promoted are:

               (a) To have unlimited power to engage in any lawful act or activity for which corporations may be organized under Pennsylvania Business Corporation Law of 1988, including without limitation;

                    (i)  To engage in the business of insurance; and

                    (ii) To act as an insurance agent.

               SIXTH:    The name and mailing address of the incorporator
     is:

               (a)  Bonnie S. Sander
                    12th Floor Packard Building
                    15th and Chestnut Streets
                    Philadelphia, PA  19102

               SEVENTH: Shareholders shall not have the right to cumulate their shares in voting for the election of directors.

               IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation this 17th day of August, 1995.

                                   /s/ Bonnie S. Sander
                                   -----------------------------------
                                   Bonnie S. Sander,  [SEAL]
                                   Incorporator


     NYFS06...:\47\41847\0008\1710\ARTD126J.460